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                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED STOCKHOLDER'S AGREEMENT

                  AMENDMENT NO. 1 TO AMENDED AND RESTATED STOCKHOLDER'S AGREEMENT (this "Amendment"), dated as of June 30, 2000, between ECOLAB INC., a Delaware corporation (the "Company"), and HENKEL KOMMANDITGESELLSCHAFT AUF AKTIEN, organized under the laws of the Federal Republic of Germany (the "Stockholder").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Stockholder are party to that certain Amended and Restated Stockholder's Agreement, dated as of June 26, 1991, between the Company and the Stockholder (the "Stockholder's Agreement") (capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Stockholder's Agreement); and

                  WHEREAS, the Company and the Stockholder have agreed to amend certain provisions of the Stockholder's Agreement as set forth below.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                  1. ECONOMIC PARITY. Section 6 of the Stockholder's Agreement is hereby amended and restated in its entirety as follows:

                  Section 6. ECONOMIC PARITY. If at any time during the Agreement Period any person or group acquires beneficial ownership of Voting Securities, whether pursuant to a tender or exchange offer made pursuant to Section 14(d) of the 1934 Act as to which the Company has recommended that its stockholders reject such offer or otherwise, such that such person or group beneficially owns more than 50% of the outstanding Voting Securities (a "Change in Control Transaction"), in addition to any other rights the Stockholder may have, the Stockholder shall have the right for a period of six months after such person or group acquires such beneficial ownership to deliver a notice relating to all, but not less than all, of the Shares then held by the Stockholder at that time (the "Notice Shares") to the Company. Within 45 days following receipt of such notice, the Company shall pay to the Stockholder an amount of consideration, in either, at the Company's sole discretion, (i) cash or (ii) in the form of equity securities of the Company or any other consideration that would not result in any Shares held by the Stockholder being classified as a "redeemable equity security" pursuant to the Commission's Accounting Series Release No. 268, having a value equal to the product of the number of Notice Shares times the positive difference between (i) the consideration per Share equal to the highest price per share paid by such person or group in acquiring Voting Securities and (ii) in the case of Notice Shares held by the Stockholder on the date of such payment, the Market Price

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         on the day before the payment and, in the case of Notice Shares sold by the Stockholder after the Change in Control Transaction and prior to such payment, the amount realized by the Stockholder pursuant to such dispositions, net of transaction costs (the aggregate amount being the "Aggregate Spread"). The Company shall indemnify and hold the Stockholder harmless against any adverse tax consequences suffered by the Stockholder as a result of the Company's payment to the Stockholder pursuant to the previous sentence as compared to the tax consequences of purchasing the Notice Shares at the consideration per share equal to the highest price per share paid by such person or group in acquiring Voting Securities. Such indemnification shall take the form of either, at the Company's sole discretion, (i) cash or (ii) equity securities of the Company or any other consideration that would not result in any Shares held by the Stockholder being classified as a "redeemable equity security" pursuant to the Commission's Accounting Series Release No.
         268. In the event that the Company determines to make a payment to the Stockholder pursuant to this Section 6 in a form of consideration other than cash, the Company shall provide an opinion to the Stockholder from an internationally recognized investment banking firm, mutually agreeable to both parties hereto, as to the value of such consideration. In addition, unless the Company arranges for the purchase of such securities from the Stockholder at a price at least equal to the Aggregate Spread, upon request of the Stockholder within 45 days of such payment, the Company shall, within 90 days of such request, register the securities delivered as payment (the "Registered Securities") for resale by the Stockholder to the extent possible in an underwritten offering with an internationally recognized underwriter mutually agreeable to both parties. If the aggregate net proceeds to the Stockholder in such registered offering will be less than the Aggregate Spread, the Company shall deliver to the Stockholder either, at the Company's sole discretion, (i) cash equal to the amount by which the Aggregate Spread exceeds such net proceeds, or (ii) additional Registered Securities for resale in such registered offering in the amount required so that the aggregate net proceeds of such offering to the Stockholder equals the Aggregate Spread. In the event that the Company determines to make a payment to the Stockholder pursuant to this Section 6 in the form of cash, then the Company shall make such payment within such 45 day period to the extent funds are legally available therefor (and, if not then legally available therefor, as soon thereafter as such funds are legally available therefor).

                  2. REFERENCES. Upon the effectiveness of this Amendment, all references in the Stockholder's Agreement and in all other agreements, documents, certificates, schedules and instruments executed pursuant thereto to the Stockholder's Agreement including, without limitation, references to "this Agreement," "hereunder," "hereof," "herein" and words of like import contained in the Stockholder's Agreement shall, except where the context otherwise requires, mean and be a reference to the Stockholder's Agreement, as amended hereby.

                  3. RATIFICATION. Except as expressly amended hereby, all of the provisions of the Stockholder's Agreement, as amended hereby, shall remain unaltered and in full force and effect,

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and, as amended hereby, the Stockholder's Agreement is in all respects agreed to and ratified and confirmed by the parties hereto.

                  4. SEVERABILITY. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment shall not be affected and shall remain in full force and effect.

                  5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  6. HEADINGS. The headings of the paragraphs of this Amendment are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Amendment.

                  7. GOVERNING LAW. This Amendment shall be construed under and governed by the laws of the State of Delaware without regard to the conflicts-of-laws provisions thereof.

                                 * * * * * * * *

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                 ECOLAB INC.

                                 By: /s/Allan L. Schuman
                                     ------------------------------------
                                 Name:    Allan L. Schuman
                                 Title:   Chairman of the Board, President and
                                             Chief Executive Officer


                                 HENKEL KOMMANDITGESELLSCHAFT AUF AKTIEN

                                 By: /s/Dr. Lothar Steinebach
                                     -------------------------------------
                                 Name:    Dr. Lothar Steinebach
                                 Title:   Senior Vice President

                                 By: /s/Thomas G. Kuhn
                                     -------------------------------------
                                 Name:   Thomas G. Kuhn
                                 Title:  Senior Corporate Counsel


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